Exhibit 99.1

KANGAROO HOLDINGS, INC. CONSIDERS INITIAL PUBLIC OFFERING

Tampa, Florida - March 13, 2012 - Kangaroo Holdings, Inc. announced today that it is considering filing, within the next 60 days, a registration statement with the Securities and Exchange Commission for an initial public offering of its common stock. Although the size of the expected offering has not yet been determined, if the company files a registration statement, it is expected that shares would be offered by underwriters on behalf of the company and possibly, to a lesser extent, on behalf of selling stockholders. The purpose of the offering by the company would be for the repayment of indebtedness of its subsidiary, OSI Restaurant Partners, LLC, and for general corporate purposes.

This release does not constitute an offer to sell securities nor the solicitation of offers to buy securities. The offering will be made only through means of a prospectus. No assurance can be given that a registration statement will be filed or that the proposed offering can be completed on acceptable terms.

Contact:
Joseph J. Kadow
Executive Vice President and Chief Legal Officer of Kangaroo Holdings, Inc.
(813) 282-1225